Protalix BioTherapeutics Announces Proposed Public Offering of Common Stock

CARMIEL, Israel, February 15, 2012 /PR Newswire/Protalix BioTherapeutics, Inc. (NYSE-AMEX:PLX, TASE:PLX) announced today that it intends, subject to market conditions, to offer and sell shares of its common stock in an underwritten public offering. Jefferies & Company, Inc. is acting as the sole book-running manager and each of Canaccord Genuity Inc. and Oppenheimer & Co. Inc. are acting as co-managers for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company expects to use the net proceeds from the sale of the shares primarily to fund clinical trials for the Company’s product candidates, to fund the Company’s research and development activities, to enhance the Company’s manufacturing capacity, for working capital and general corporate purposes.

The offering is being made pursuant to an effective shelf registration statement. Before you invest, you should read the base prospectus in such shelf registration statement, the preliminary prospectus supplement, when available, and other documents the Company has filed with the U.S. Securities and Exchange Commission, or the SEC, for more complete information about the Company and this offering. The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to the offices of Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, or by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com. Alternatively, you may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Protalix

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell based expression system, ProCellEx(R).

Forward Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms "anticipate," "believe," "estimate," "expect" and "intend" and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause material differences include, among others: risks relating to our ability to complete the proposed offering in a timely manner, if at all; risks relating to the sufficiency of the funds raised in the proposed offering, if any; risks relating to our use of the net proceeds from the proposed offering; risks relating to the review process of the FDA, the European Medicines Agency, or theEMA, other foreign regulatory bodies and other governmental regulatory bodies, including the risk that regulatory authorities may find that the data from our clinical trials and other studies is insufficient for regulatory approval; risks relating to delays in the FDA's, the EMA's or other foreign regulatory authorities' approval of any applications we file or refusals to approve such filings, including the NDA we filed with the FDA for taliglucerase alfa for the treatment of Gaucher disease; the risk that applicable regulatory authorities may refuse to approve the marketing and sale of a drug product even after acceptance of an application we file for the drug product; risks relating to potential restrictions on the marketing and sale of certain of our product candidates in certain territories due to the orphan drug status that may be granted to competing products, including the risk that the orphan drug designation granted by the EMA to VPRIV® in the European Union may prevent the marketing of taliglucerase alfa, our lead product candidate, in the European Union; risks relating to the completion of our clinical trials; and other factors described in our filings with the SEC. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced or late-stage clinical trials, even after obtaining promising earlier trial results or in preliminary findings for such clinical trials. Further, even if favorable testing data is generated from clinical trials of drug products, the FDA, EMA or any other foreign regulatory authority may not accept or approve an NDA filed by a pharmaceutical or biotechnology company for such drug product. Failure to obtain approval from the FDA, EMA or any other foreign regulatory authority of any of our drug candidates in a timely manner, if at all, will severely undermine our business and results of operations by reducing our potential marketable products and our ability to generate corresponding product revenues. The statements in this release are valid only as of the date hereof and we disclaim any obligation to update this information.

Investor Contact

Marcy Nanus
The Trout Group, LLC
646-378-2927
mnanus@troutgroup.com

Media Contact

Jennifer Conrad or Kari Watson
MacDougall Biomedical Communications
781-235-3060
jconrad@macbiocom.com
kwatson@macbiocom.com